Exhibit 10.7

CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement"), effective as of January 10, 2007 is entered into by and between DataJungle Software Inc. (herein referred to as the "Company") and Three Rivers Consulting, L.L.C. (herein referred to as the "Consultant").

RECITALS

WHEREAS, Consultant has experience in the area of finance and of investor communications and financial and investor public relations; and

WHEREAS, the Company desires to engage the services of Consultant to act as its non-exclusive financial advisor and to assist and consult with the Company in matters concerning investor relations and to represent the Company in finance and in investors communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.

Duties of Consultant.  The Consultant agrees that it will generally provide the following specified consulting services (“Services”) through its officers and employees during the term specified in Section 12:

(a)

Advise and assist the Company in developing and implementing appropriate plans and materials for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

(b)

Introduce the Company to the financial community;

(c)

With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and advise and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

(d)

Assist and advise the Company with respect to (i) stockholder and investor relations, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally;

(e)

Perform the functions generally assigned to investor/stockholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); preparing or reviewing news releases for the Company with the Company's involvement and approval; preparing or reviewing reports and other communications to shareholders, the investment community and the general public; advising with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;

(f)

Upon the Company's approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

(g)

Upon the Company's approval, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to advise them of the Company's plans, goals and activities, and to assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

(h)

At the Company's request, review business plans, strategies, mission statements, budgets, proposed transactions and other plans for the purpose of advising the Company of the investment community implications thereof; and,

(i)

Otherwise perform as the Company's financial advisor and as its financial relations and public relations consultant.

(j)

The Services to be rendered by Consultant to the Company shall under NO circumstances include the following:

(a)

Any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities required by Consultant to be registered as a broker-dealer under the Securities Act of 1934.

(b)

Any activities which could be deemed to be in connection with the offer or sale of securities in a capital-raising transaction.

2.

Allocation of Time and Energies.  The Consultant hereby promises to perform and discharge well and faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and investor public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations.  Consultant shall diligently and thoroughly provide the consulting services required hereunder.  Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth hereinabove in a diligent and professional manner.

3.

Remuneration.

(a) As compensation for Services described in this Agreement, on execution of this Agreement the Company shall pay the Consultant 600,000 shares of common stock of the Company (referred to as the “Securities”). The Securities are to be issued to the written direction of the Consultant.

Consultant acknowledges that the Securities have not been registered under the Securities Act of 1933 (the “Act”), and accordingly are "restricted securities" within the meaning of Rule 144 of the Act.

4.

Expenses.  Consultant agrees to pay for all its expenses (phone, labor, etc.) incurred pursuant to this Agreement, other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, print advertisements in publications, etc.) approved by the Company prior to its incurring an obligation for reimbursement. All expenses in excess of $500 will be pre-approved in writing by the Company.

5.

Indemnification.  The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof without independent investigation.  The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials not designated by the Company to the Consultant as "confidential" or "Company private", excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company.

6.

Representations.

In connection with the acquisition of Securities hereunder, the Consultants represent and warrant to the Company as follows:

(i) Consultant acknowledges that the Consultants have been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Securities, and any additional information, which the Consultant has requested.

(ii) Consultant’s investment in restricted securities is reasonable in relation to the Consultant’s net worth, which is in excess of ten (10) times the Consultants' cost basis in the Securities.  Consultant has had experience in investments in restricted and publicly traded securities, and Consultant has had experience in investments in speculative securities and other investments, which involve the risk of loss of investment.  Consultant acknowledges that an investment in the Securities is speculative and involves the risk of loss.  Consultant has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Consultant can afford the risk of loss of his entire investment in the Securities.  Consultant is an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act of 1933.

(iii) Consultant is acquiring the Securities for the Consultant’s own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

(iv) Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein.  Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant.  Consultant acknowledges that, to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.  Consultant further acknowledges that it is not a Securities Broker Dealer or a registered investment advisor.  Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company.  Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

7.

Status as Independent Contractor.  Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company.  Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other.  Consultant further acknowledges the consideration provided herein above is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes.  All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters.  Neither the Company nor the Consultant possess the authority to bind each other in any agreements without the express written consent of the entity to be bound.

8.

Attorney's Fee.  If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

9.

 Waiver.  The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

10.

 Notices.  All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by telefacsimile or by courier to the other party at the address as set forth herein below:

To the Company:

DataJungle Software Inc.

1 Hines Road

Suite 202

Ottawa, Ontario

Canada K2K 3C7

Fax No: 613-254-7250

To the Consultant:

Three Rivers Consulting, L.L.C.

23 Overlook Ct.

Pittsburgh Pa 15222

Fax No: 412-904-2820

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

11.

Choice of Law, Jurisdiction and Venue.  This agreement shall be governed by, subject to, and construed in accordance with the laws of the State of Nevada, regardless of conflicts.

12. Term.  The term of this Agreement shall commence on the date hereof and terminate on December    31, 2007. Any obligation pursuant to paragraph 5 shall survive the termination of this Agreement.

13.

Complete Agreement.  This Agreement contains the entire agreement of the parties relating to the subject matter hereof.  This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

14.

Counterparts & Telefacsimile.  This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.  A telefacsimile of this Agreement may be relied upon as full and sufficient evidence as an original.

15.

Benefit/Burden.  The parties agree that this Agreement shall be binding upon and shall be for the benefit of each of their respective heirs, successors, assigns, subsidiaries, parent companies, and related or affiliated companies.

16.

Severability.  If any provision of this Agreement or any portion of any provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not alter or affect the remaining portions of this Agreement or of such provision, as such provision of this Agreement shall be severable from all other provisions hereof.

IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS AGREEMENT EFFECTIVE THE 10TH DAY OF JANUARY 2007.

"Company"

DataJungle Software Inc.

By: /s/  Edward Munden

Edward J. Munden, President & CEO

By: /s/  Larry Bruce

Larry Bruce, Chief Financial Officer

"Consultant"

Three Rivers Consulting, L.L.C.

By:  /s/ Brian Jacobelli

Brian Jacobelli

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